Exhibit 23.3

                           GREENAWALT & COMPANY, P.C.
                          Certified Public Accountants
                                  P. O. Box 6
                                400 West Street
                       Mechanicsburg, Pennsylvania 17055
                                 (717) 766-4763
                              Fax: (717) 766-2731


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

     We hereby consent to the inclusion in the Registration Statement on Form S-4 of ACNB Corporation, filed with the Commission in connnection with the registration of 561,968 shares of common stock, par value $2.50 per share, of our report, dated January 8, 1998, except for Note 20, as to which the date is September 23, 1998, relating to the consolidated balance sheets of Farmers National Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus.



                                        /s/ Greenawalt & Company, P.C.
                                        --------------------------------
                                        GREENAWALT & COMPANY, P.C.

October 12, 1998
Mechanicsburg, Pennsylvania